                                                                 EXHIBIT 24.1

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, acting alone, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to the Registration Statement of AMRESCO, INC. on Form S-3 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         SIGNATURE                         TITLE                             DATE
         ---------                         -----                             ----
  /s/ ROBERT H. LUTZ, JR.      Chairman of the Board and              December 21, 1995
---------------------------    Chief Executive Officer
    Robert H. Lutz, Jr.


  /s/ ROBERT L. ADAIR III      Director, President and                December 21, 1995
---------------------------    Chief Operating Officer
    Robert L. Adair III


   /s/ BARRY L. EDWARDS        Executive Vice President and           December 21, 1995
---------------------------    Chief Financial Officer
     Barry L. Edwards          (Principal Financial Officer)


 /s/ JAMES P. COTTON, JR.      Director                               December 21, 1995
---------------------------
   James P. Cotton, Jr.


   /s/ RICHARD L. CRAVEY       Director                               December 21, 1995
---------------------------
     Richard L. Cravey


                               Director                               December 21, 1995
---------------------------
    Gerald E. Eickhoff


   /s/ WILLIAM S. GREEN        Director                               December 21, 1995
---------------------------
     William S. Green


   /s/ AMY J. JORGENSEN        Director                               December 21, 1995
---------------------------
     Amy J. Jorgensen


   /s/ JOHN J. MCDONOUGH       Director                               December 21, 1995
---------------------------
     John J. McDonough


  /s/ BRUCE W. SCHNITZER       Director                               December 21, 1995
---------------------------
    Bruce W. Schnitzer


  /s/ RONALD B. KIRKLAND       Vice President and Chief               December 21, 1995
---------------------------    Accounting Officer
    Ronald B. Kirkland         (Principal Accounting Officer)











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